                                                                  EXECUTION COPY

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                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of March 1, 2004

                                  By and Among

                                     AMERCO,
                                   as Issuer,

                           the GUARANTORS named herein

                                       and

                        CANPARTNERS INVESTMENTS IV, LLC,
                       DOUBLE BLACK DIAMOND OFFSHORE LDC,
                          BLACK DIAMOND OFFSHORE LTD.,
                             NEWSTART FACTORS, INC.,
                              SIL LOAN FUNDING LLC,
                        SATELLITE ASSET MANAGEMENT, L.P.
                                       and
                    SATELLITE CREDIT OPPORTUNITIES FUND, LTD.
                                  as Purchasers

                 9.0% Second Lien Senior Secured Notes due 2009

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

                                TABLE OF CONTENTS

                                                                                      Page
Section 1.     Definitions......................................................        1
Section 2.     Exchange Offer...................................................        4
Section 3.     Shelf Registration...............................................        6
Section 4.     Additional Interest..............................................        7
Section 5.     Registration Procedures..........................................        9
Section 6.     Registration Expenses............................................       16
Section 7.     Indemnification..................................................       16
Section 8.     Rule 144 and 144A................................................       20
Section 9.     Underwritten Registrations.......................................       20
Section 10.    Miscellaneous....................................................       20
        (a)    No Inconsistent Agreements.......................................       21
        (b)    Adjustments Affecting Registrable Notes..........................       21
        (c)    Amendments and Waivers...........................................       21
        (d)    Notices..........................................................       21
        (e)    Guarantors.......................................................       22
        (f)    Successors and Assigns...........................................       22
        (g)    Counterparts.....................................................       22
        (h)    Headings.........................................................       23
        (i)    Governing Law....................................................       23
        (j)    Severability.....................................................       23
        (k)    Securities Held by the Company or Its Affiliates.................       23
        (l)    Third-Party Beneficiaries........................................       23
        (m)    Attorneys' Fees..................................................       23
        (n)    Entire Agreement.................................................       23

SIGNATURES......................................................................      S-1
SCHEDULE A      ADDRESSES OF PURCHASERS

                                       -i-
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                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "Agreement") is dated as of March 1, 2004, by and among AMERCO, a Nevada corporation (the "Company"), and each of the Guarantors (as defined herein) (the Company and the Guarantors are referred to collectively herein as the "Issuers"), on the one hand, and CANPARTNERS INVESTMENTS IV, LLC, DOUBLE BLACK DIAMOND OFFSHORE LDC, BLACK DIAMOND OFFSHORE LTD., NEWSTART FACTORS, INC., SIL LOAN FUNDING LLC, SATELLITE ASSET MANAGEMENT, L.P. and SATELLITE CREDIT OPPORTUNITIES FUND, LTD. (the "Purchasers"), on the other hand.

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of March 1, 2004, by and among the Issuers and the Purchasers (the "Purchase Agreement"), relating to the offering of $80,000,000 aggregate principal amount of the Company's 9.0% Second Lien Senior Secured Notes due 2009 (including the guarantees thereof by the Guarantors, the "Notes"). The Notes are a part of an issue of $200,000,000 of the Company's 9.0% Second Lien Senior Secured Notes due 2009 (the "Second Lien Senior Secured Notes"). The execution and delivery of this Agreement is a condition to the Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

         Section 1. Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  "action" shall have the meaning set forth in Section 7(c) hereof.

                  "Additional Interest" shall have the meaning set forth in
Section 4(a) hereof.

                  "Additional Interest Payment Date" shall have the meaning set forth in Section 4(b) hereof.

                  "Advice" shall have the meaning set forth in Section 5 hereof.

                  "Agreement" shall have the meaning set forth in the first introductory paragraph hereof.

                  "Board of Directors" shall have the meaning set forth in
Section 5 hereof.

                  "Business Day" shall mean a day that is not a Legal Holiday.

                  "Company" shall have the meaning set forth in the introductory paragraph hereof and shall also include the Company's permitted successors and assigns.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "day" shall mean a calendar day.

                  "Delay Period" shall have the meaning set forth in Section 5 hereof.

                  "Effectiveness Period" shall have the meaning set forth in the second paragraph of Section 3(b) hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Notes" shall have the meaning set forth in Section 2(a) hereof.

                  "Exchange Offer" shall have the meaning set forth in Section 2(a) hereof.

                  "Exchange Offer Registration Statement" shall have the meaning set forth in Section 2(a) hereof.

                  "Guarantors" means each of the Persons executing this Agreement as a guarantor on the date hereof and each Person who executes and delivers a counterpart of this Agreement hereafter pursuant to Section 10(e) hereof.

                  "Holder" shall mean any holder of a Registrable Note or Registrable Notes.

                  "Indenture" shall mean the Indenture, dated as of March 1, 2004, by and among the Issuers and Wells Fargo Bank, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  "Initial Shelf Registration" shall have the meaning set forth in Section 3(a) hereof.

                  "Inspectors" shall have the meaning set forth in Section 5(n) hereof.

                  "Issue Date" shall mean March 15, 2004, the date of original issuance of the Notes.

                  "Issuers" shall have the meaning set forth in the first introductory paragraph hereof.

                  "Legal Holiday" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

                  "Losses" shall have the meaning set forth in Section 7(a) hereof.

                  "Notes" shall have the meaning set forth in the second introductory paragraph hereof.

                  "Participant" shall have the meaning set forth in
Section 7(a) hereof.

                  "Person" shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Purchasers" shall have the meaning set forth in the first introductory paragraph hereof.

                  "Purchase Agreement" shall have the meaning set forth in the second introductory paragraph hereof.

                  "Records" shall have the meaning set forth in Section 5(n) hereof.

                  "Registrable Notes" shall mean each Note upon its original issuance and at all times subsequent thereto and each Exchange Note as to which
Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto, in each case until the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note or, Exchange Note has been declared effective by the Commission and such Note or, Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note or, Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note or, Exchange Note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144(k).

                  "Registration Default" shall have the meaning set forth in
Section 4(a) hereof.

                  "Registration Statement" shall mean any appropriate registration statement of the Company covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference therein.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Second Lien Senior Secured Notes" shall have the meaning set forth in the second introductory paragraph hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Shelf Filing Event" shall have the meaning set forth in
Section 2(c) hereof.

                  "Shelf Registration" shall have the meaning set forth in
Section 3(b) hereof.

                  "Shelf Registration Statement" shall mean any Registration Statement filed in connection with a Shelf Registration.

                  "Subsequent Shelf Registration" shall have the meaning set forth in Section 3(b) hereof.

                  "TIA" shall mean the Trust Indenture Act of 1939, as amended.

                  "Trustee" shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes.

                  "Underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         Section 2. Exchange Offer

                  (a) The Issuers shall (i) file a Registration Statement (the "Exchange Offer Registration Statement") within 60 days after the Issue Date with the Commission on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (including the guarantees with respect thereto, the "Exchange Notes") that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain terms with respect to transfer restrictions or Additional Interest upon a Registration Default), (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and (iii) use their best efforts to consummate the Exchange Offer within 180 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Company will offer the Exchange Notes in exchange for surrender of the Notes. The Company shall keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders.

                  Each Holder that participates in the Exchange Offer will be required to represent to the Company in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an affiliate of the Issuer, as defined by rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes, and (v) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes and that the Company will acquire good and unencumbered title thereto free and clear of any liens, restrictions, charges or encumbrances and not subject to any adverse claims.

                  No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

                  Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuers shall have no further registration obligations other than the Issuers' continuing registration obligations with respect to Notes as to which clause (c)(iii) of this Section 2 applies or Exchange Notes as to which clause (c)(iv) of this Section 2 applies.

                  (b) In connection with the Exchange Offer, the Company shall:

                  (1) mail or cause to be mailed to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer the Company shall:

                  (1) accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer;

                  (2) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted for exchange; and

                  (3) cause the Trustee to authenticate and deliver promptly, to each such Holder of Notes, Exchange Notes equal in principal amount to the Registrable Notes of such Holder so accepted for exchange.

                  The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer and no material adverse development shall have occurred in any such existing action or proceeding with respect to the Company and (iii) all governmental approvals shall have been obtained, which approvals the Company reasonably deems necessary for the consummation of the Exchange Offer.

                  The Exchange Notes shall be issued under (i) the Indenture or
(ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture.

                  (c) In the event that (i) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, (ii) for any reason the Exchange Offer is not consummated within 180 days of the Issue Date, (iii) any Holder, other than an Initial Purchaser, is prohibited by law or the applicable interpretations of the staff of the Commission from participating in the Exchange Offer, or (iv) in the case of any Holder who participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of any Issuer within the meaning of the Securities Act) (each such event referred to in clauses (i) through (iv) of this sentence, a "Shelf Filing Event"), then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereto and file a Shelf Registration pursuant to Section 3 hereof.

         Section 3. Shelf Registration

                  If at any time a Shelf Filing Event shall occur, then:

                  (a) Shelf Registration. The Issuers shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act covering all of the Registrable Notes not exchanged in the Exchange Offer (the "Initial Shelf Registration"). The Issuers shall file the Initial Shelf Registration with the Commission as promptly as practicable. The Initial Shelf Registration shall be on an appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration or any Subsequent Shelf Registration (as defined below).

                  The Issuers shall use their reasonable best efforts (x) to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the 150th day after the date of the Shelf Filing Event and (y) to keep the Initial Shelf Registration continuously effective under the Securities Act for the period ending on the date which is two years from the Issue Date, or such shorter period ending when all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration (as may be extended pursuant to the last paragraph of Section 5 hereof, the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of the Securities Act and as otherwise provided herein. The Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders (i) as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (ii) for so long as permitted pursuant to the penultimate paragraph of Section 5 hereof.

                  (b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Notes registered thereunder), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) Supplements and Amendments. The Issuers agree to supplement or make amendments to the Shelf Registration Statement as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

         Section 4. Additional Interest

                  (a) The Issuers and the Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under
Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree, jointly and severally, that if:

                  (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the Issue Date or, if that day is not a Business Day, the next day that is a Business Day,

                  (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 150th day following the Issue Date or, if that day is not a Business Day, the next day that is a Business Day,

                  (iii) the Exchange Offer is not consummated on or prior to the 180th day following the Issue Date, or, if that day is not a Business Day, the next day that is a Business Day; or

                  (iv) the Shelf Registration Statement is required to be filed but is not declared effective on or prior to the 150th day following the date of the Shelf Filing Event, or, if that day is not a Business Day, the next day that is a Business Day, or is declared effective by such date but thereafter ceases to be effective or usable, except if the Shelf Registration ceases to be effective or usable as specifically permitted by the penultimate paragraph of Section 5 hereof

(each such event referred to in clauses (i) through (iv) a "Registration Default," then additional cash interest ("Additional Interest") will accrue on the Registrable Notes, as applicable. The rate of Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.50% per annum with respect to each subsequent 90-day period up to a maximum amount of Additional Interest of 2.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the Registrable Notes otherwise become freely transferable by Holders other than affiliates of the Issuers without further registration under the Securities Act. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.25% per annum, regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default, which amount of Additional Interest shall increase incrementally thereafter in the manner provided in the preceding sentence (up to a maximum amount of Additional Interest of 2.00% per annum) until such Registration Default is cured, with the effect that each subsequent Registration Default shall be treated as if no prior Registration Default had occurred.

                  Notwithstanding the foregoing, (1) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Notes or Exchange Notes who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to include information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement.

                  (b) So long as Notes remain outstanding, the Company shall notify the Trustee within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause (a) of this
Section 4 will be payable in cash quarterly on each March 15, June 15, September 15 and December 15 (each, an "Additional Interest Payment Date"), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders of record on the March 1, June 1, September 1 and December 1 immediately preceding such dates. The amount of Additional Interest for Registrable Notes will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of all such Registrable Notes outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

                  (c) The right to receive payment of Additional Interest as provided herein shall be the exclusive remedy of any Holder arising out of or related to any Registration Default.

         Section 5. Registration Procedures

                  In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, each of the Issuers shall:

                  (a) Prepare and file with the Commission the Registration Statement or Registration Statements prescribed by Section 2 or 3 hereof, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that, if such filing is pursuant to
         Section 3 hereof before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement their counsel (if such counsel is known to the Issuers) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing or such later date as is reasonable under the circumstances). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of 75% in aggregate principal amount of the Registrable Notes covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

                  (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended. Other than during any a period specifically provided for in the penultimate paragraph of Section 5 with respect to a Shelf Registration Statement, the Issuers shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective if any Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby not being able to sell such Registrable Notes during that period unless such action is required by applicable law or permitted by this Agreement.

                  (c) If a Shelf Registration is filed pursuant to Section 3 hereof, notify the selling Holders of Registrable Notes, their counsel (if such counsel is known to the Issuers) and the managing underwriters, if any, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known to any Issuer that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

                  (e) If a Shelf Registration is filed pursuant to Section 3 hereof, and if reasonably requested by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, (i) promptly incorporate in such Registration Statement or Prospectus a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any) or, such Holders (based upon advice of counsel) reasonably determine is required to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Issuers shall not be required to take any action hereunder that would, in the written opinion of counsel to the Company, violate applicable laws.

                  (f) If a Shelf Registration is filed pursuant to Section 3 hereof, furnish to each selling Holder of Registrable Notes who so requests, their counsel (if such counsel is known to the Issuers) and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If a Shelf Registration is filed pursuant to Section 3 hereof, deliver to each selling Holder of Registrable Notes their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Notes under a Shelf Registration filed pursuant to Section 3 hereof, use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriter or underwriters reasonably request; provided, however, that where Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); use their reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Notes covered by the applicable Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or selling Holders may request at least five Business Days prior to any sale of such Registrable Notes.

                  (j) Use their reasonable best efforts to cause the Registrable Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuers will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If a Shelf Registration is filed pursuant to Section 3 hereof, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as reasonably practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

                  (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries, as then conducted (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, and confirm the same in writing if and when requested; (ii) use their best efforts to obtain the written opinions of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) use their best efforts to obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Issuers for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section; provided that the Issuers shall not be required to provide indemnification to any underwriter selected in accordance with the provisions of Section 9 hereof with respect to information relating to such underwriter furnished in writing to the Company by or on behalf of such underwriter expressly for inclusion in such Registration Statement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (n) If a Shelf Registration is filed pursuant to Section 3 hereof, make available for inspection by any selling Holder of such Registrable Notes being sold, any underwriter participating in any such disposition of Registrable Notes, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records has been made generally available to the public; provided, however, that (A) each Inspector shall agree to use reasonable best efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i), (ii) or (iii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph
         (n)) and (B) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

                  (o) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

                  (p) Comply with all applicable rules and regulations of the Commission and make generally available to the Company's securityholders earnings statements satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods consistent with the requirements of Rule 158.

                  (q) If the Exchange Offer is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                  (r) Use their reasonable best efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

                  (s) Upon consummation of the Exchange Offer, if so requested by the Trustee, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer that the Exchange Notes, the related guarantee and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications.

                  The Company may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller if such seller fails to furnish such information by the date set forth in the Company's request; provided, however, that such request shall not afford such seller less than ten (10) Business Days from the date of such seller's receipt of the Company's request to furnish such information. In the event of such an exclusion, the Issuers shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 4) with respect to such seller or any subsequent Holder of such Registrable Notes. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such seller not materially misleading.

                  If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder of Registrable Notes agrees by acquisition of such Registrable Notes that, upon actual receipt of any notice from the Company (x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Company (the "Board of Directors") has resolved that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company and its subsidiaries or (z) that the Board of Directors determined, in good faith, that disclosure relating to a material business transaction which has not been publicly disclosed would jeopardize the success of such transaction or that disclosure of the transaction is prohibited pursuant to the terms thereto, then the Company may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration, in all cases, for a period (a "Delay Period") expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause
(y) or (z), the date which is the earlier of (A) the date on which such disclosure ceases to interfere with the Company's obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 60 days after the Company notifies the Holders of such good faith determination. There shall not be more than 60 days of Delay Periods during any 12-month period.

Any Delay Period will not alter the obligations of the Company to pay Additional Interest under the circumstances set forth in Section 4 hereof, except to the extent specifically provided therein.

                  In the event of any Delay Period pursuant to clause (y) or (z) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each Holder, by his acceptance of any Registrable Note, agrees that during any Delay Period, each Holder will discontinue disposition of any Registrable Notes covered by such Registration Statement. The Effectiveness Period shall be extended by the number of days during each such Delay Period.

         Section 6. Registration Expenses

                  All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement or any Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes and determination of the eligibility of the Registrable Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of the Registrable Notes, and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) fees and expenses of all other Persons retained by any of the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing or anything to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Notes sold by or on behalf of it.

         Section 7. Indemnification

                  (a) Each Issuer, jointly and severally, agrees to indemnify and hold harmless (i) each Holder of Registrable Notes, (ii) each Person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, (iii) the agents, employees, officers and directors of each Holder and (iv) the agents, employees, officers and directors of any such controlling Person (each of the above Persons listed in clauses (i), (ii), (iii) and (iv) of this Section 7(a), a "Participant"), from and against any and all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonable attorneys' fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, "Losses") to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) are caused by, arise out of or are based upon:

                  (1) any untrue statement or alleged untrue statement made by any Issuer contained in any application or any other document or any amendment or supplement thereto executed by any Issuer based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereto or filed with the Commission or any securities association or securities exchange (each, an "Application");

                  (2) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus,

                  (3) any omission or alleged omission to state in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any Application or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, provided that (i) the foregoing indemnity shall not be available to any Participant to the extent that such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein, and (ii) that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant from whom the Person asserting such Losses purchased Registrable Notes if (x) it is established in the related proceeding that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such Prospectus, amendment or supplement was furnished to such Participant sufficient to allow for a timely distribution prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was completely corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless (i) each Issuer, (ii) each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and (iii) the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein.

                  (c) Promptly after receipt by an indemnified party under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and shall be reasonably acceptable to the Company and any such separate firm for the Issuers, their affiliates, officers, directors, representatives, employees and agents and such control Person of such Issuers shall be designated in writing by such Issuers and shall be reasonable acceptable to the Holders. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 7, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Purchasers or the resale of the Registrable Notes by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and each Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the sale of the Notes to the Purchasers (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total net profit received by such Participant in connection with the sale of the Registrable Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or such Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission or any other equitable considerations appropriate in the circumstances.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net profit received by such Participant in connection with the sale of the Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

         Section 8. Rule 144 and 144A

                  The Issuers covenant that they will file the reports required, if any, to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act. The Issuers further covenant that for so long as any Registrable Notes remain outstanding they will take such further action as any Holder of Registrable Notes may reasonably request from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) or 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

         Section 9. Underwritten Registrations

                  If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of 75% of the aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such selection shall be subject to the approval of the Company, which approval shall not be unreasonably withheld.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         Section 10. Miscellaneous

                  (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuers' other issued and outstanding securities under any such agreements. The Issuers have not entered and will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement required hereunder.

                  (b) Adjustments Affecting Registrable Notes. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (i) the Company (on behalf of all Issuers) and (ii) the Holders of not less than 75% of the aggregate principal amount of the then outstanding Registrable Notes; provided, however, that
Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Company (on behalf of all Issuers) and each Holder (including any Person who was a Holder of Registrable Notes disposed of pursuant to any Registration Statement) affected by any such amendment, modification, waiver or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least 75% of the aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

                  (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                  (i) if to a Holder of the Registrable Notes at the most current address of such Holder set forth on the records of the registrar under the Indenture.

                  (ii)     if to the Issuers, at the address as follows:

                                      AMERCO
                                      c/o U-Haul International, Inc.
                                      2727 North Central Avenue
                                      Phoenix, Arizona 85004
                                      Attention:  General Counsel
                                      Fax: (602) 263-6173

                                      With a copy to:

                                      Squire, Sanders & Dempsey L.L.P.
                                      Two Renaissance Square
                                      40 North Central Avenue
                                      Phoenix, Arizona 85004
                                      Attention:  Christopher D. Johnson, Esq.
                                      Fax: (602) 353-8129

                  (iii) if to any Purchaser, at the address for such Purchaser set forth on Schedule A hereto:

                                      with a copy to:

                                      Sidley Austin Brown & Wood LLP
                                      555 West Fifth Street
                                      Los Angeles, California  90013
                                      Attention:  Gary Cohen, Esq.
                                      Fax: (213) 896-6600

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient's telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

                  (e) Guarantors. So long as any Registrable Notes remain outstanding, the Issuers shall cause each Person that becomes a guarantor of the Second Lien Senior Secured Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such Person to the provisions of this Agreement as a Guarantor. Each of the Guarantors agrees to join the Company in all of its undertakings hereunder to effect the Exchange Offer for the Exchange Notes and the filing of any Shelf Registration Statement required hereunder.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (k) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Third-Party Beneficiaries. Holders and beneficial owners of Registrable Notes are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.

                  (m) Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees actually incurred in addition to its costs and expenses and any other available remedy.

                  (n) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      AMERCO

                                      By: /s/ Gary V. Klinefelter
                                          ________________________________
                                          Name: Gary V. Klinefelter
                                          Title: Secretary

                                      GUARANTORS:

                                      AMERCO REAL ESTATE COMPANY, a Nevada
                                      corporation

                                      AMERCO REAL ESTATE SERVICES, INC. a Nevada corporation

                                      AMERCO REAL ESTATE COMPANY OF ALABAMA,
                                      INC., an Alabama corporation

                                      AMERCO REAL ESTATE COMPANY OF TEXAS,
                                      INC. a Texas corporation

                                      ONE PAC COMPANY, a Nevada corporation

                                      TWO PAC COMPANY, a Nevada corporation

                                      THREE PAC COMPANY, a Nevada corporation

                                      FOUR PAC COMPANY, a Nevada corporation

                                      FIVE PAC COMPANY, a Nevada corporation

                                      SIX PAC COMPANY, a Nevada corporation

                                      SEVEN PAC COMPANY, a Nevada corporation

                                      EIGHT PAC COMPANY, a Nevada corporation

                                      NINE PAC COMPANY, a Nevada corporation

                                      TEN PAC COMPANY, a Nevada corporation

                                      ELEVEN PAC COMPANY, a Nevada corporation

                                      TWELVE PAC COMPANY, a Nevada corporation

                                      FOURTEEN PAC COMPANY, a Nevada corporation

                                      FIFTEEN PAC COMPANY, a Nevada corporation

                                      SIXTEEN PAC COMPANY, a Nevada corporation

                                      SEVENTEEN PAC COMPANY, a Nevada
                                      corporation

                                      NATIONWIDE COMMERCIAL CO., an Arizona
                                      corporation

                                      PF&F HOLDINGS CORPORATION, a Delaware
                                      corporation

                                      YONKERS PROPERTY CORPORATION, a New
                                      York corporation

                                      By: /s/ Carlos Vizcarra
                                          __________________________________
                                             Carlos Vizcarra, President

                                      EMOVE, INC., a Nevada corporation

                                      WEB TEAM ASSOCIATES, INC. a Nevada
                                      corporation

                                      By: /s/ Thomas Tollison
                                         __________________________________
                                             Thomas Tollison, Secretary

                                      U-HAUL INSPECTIONS, LTD., a British
                                      Columbia corporation

                                      By: /s/ Wolfgang Bromba
                                          ___________________________________
                                             Wolfgang Bromba, Secretary

                U-HAUL INTERNATIONAL, INC., a Nevada
                corporation

                A & M ASSOCIATES, INC., an Arizona
                corporation

                U-HAUL SELF-STORAGE CORPORATION, a Nevada corporation

                U-HAUL SELF-STORAGE MANAGEMENT (WPC),
                INC., a Nevada corporation

                U-HAUL BUSINESS CONSULTANTS, INC., an
                Arizona corporation

                U-HAUL LEASING & SALES CO., a Nevada corporation

                U-HAUL CO. OF ALABAMA, INC., an Alabama corporation

                U-HAUL CO. OF ALASKA, an Alaska corporation

                U-HAUL CO. OF ARIZONA, an Arizona corporation

                U-HAUL CO. OF ARKANSAS, an Arkansas
                corporation

                U-HAUL CO. OF CALIFORNIA, a California
                corporation

                U-HAUL CO. OF COLORADO, a Colorado
                corporation

                U-HAUL CO. OF CONNECTICUT, a Connecticut corporation

                U-HAUL CO. OF DISTRICT OF COLUMBIA, INC., a District of Columbia corporation

                U-HAUL CO. OF FLORIDA, a Florida corporation

                U-HAUL CO. OF GEORGIA, a Georgia corporation

                U-HAUL OF HAWAII, INC., a Hawaii corporation

                U-HAUL CO. OF IDAHO, INC., an Idaho corporation

                U-HAUL CO. OF IOWA, INC., an Iowa corporation

                U-HAUL CO. OF ILLINOIS, INC., an Illinois corporation

                U-HAUL CO. OF INDIANA, INC., an Indiana
                corporation

                U-HAUL CO. OF KANSAS, INC., a Kansas
                corporation

                U-HAUL CO. OF KENTUCKY, a Kentucky
                corporation

                U-HAUL CO. OF LOUISIANA, a Louisiana
                corporation

                           U-HAUL CO. OF MASSACHUSETTS AND OHIO,
                           INC., a Massachusetts corporation

                           U-HAUL CO. OF MARYLAND, INC., a Maryland corporation

                           U-HAUL CO. OF MAINE, INC., a Maine
                           corporation

                           U-HAUL CO. OF MICHIGAN, a Michigan
                           corporation

                           U-HAUL CO. OF MINNESOTA, a Minnesota
                           corporation

                           U-HAUL COMPANY OF MISSOURI, a Missouri
                           corporation

                           U-HAUL CO. OF MISSISSIPPI, a Mississippi corporation

                           U-HAUL CO. OF MONTANA, INC., a Montana
                           corporation

                           U-HAUL CO. OF NORTH CAROLINA, a North
                           Carolina corporation

                           U-HAUL CO. OF NORTH DAKOTA, a North Dakota corporation

                           U-HAUL CO. OF NEBRASKA, a Nebraska
                           corporation

                           U-HAUL CO. OF NEVADA, INC., a Nevada
                           corporation

                           U-HAUL CO. OF NEW HAMPSHIRE, INC., a New
                           Hampshire corporation

                           U-HAUL CO. OF NEW JERSEY, INC. a New
                           Jersey corporation

                           U-HAUL CO. OF NEW MEXICO, INC., a New
                           Mexico corporation

                           U-HAUL CO. OF NEW YORK, INC., a New York corporation

                           U-HAUL CO. OF OKLAHOMA, INC., an Oklahoma corporation

                           U-HAUL CO. OF OREGON, an Oregon corporation

                           U-HAUL CO. OF PENNSYLVANIA, a Pennsylvania corporation

                           U-HAUL CO. OF RHODE ISLAND, a Rhode Island corporation

                           U-HAUL CO. OF SOUTH CAROLINA, INC. a South
                           Carolina corporation

                          U-HAUL CO. OF SOUTH DAKOTA, INC., a South
                          Dakota corporation

                          U-HAUL CO. OF TENNESSEE, a Tennessee
                          corporation

                          U-HAUL CO. OF TEXAS, a Texas corporation

                          U-HAUL CO. OF UTAH, INC., a Utah corporation

                          U-HAUL CO. OF VIRGINIA, a Virginia corporation

                          U-HAUL CO. OF WASHINGTON, a Washington
                          corporation

                          U-HAUL CO. OF WISCONSIN, INC., a Wisconsin corporation

                          U-HAUL CO. OF WEST VIRGINIA, a West
                          Virginia corporation

                          U-HAUL CO. OF WYOMING, INC., a Wyoming
                          corporation

                          U-HAUL CO. (CANADA) LTD. U-HAUL CO.
                          (CANADA) LTEE, AN Ontario corporation

                          By: /s/ Gary V. Klinefelter
                              ___________________________________
                                  Gary V. Klinefelter, Secretary

                                      BLACK DIAMOND OFFSHORE LTD.
                                      By: Carlson Capital, L.P.,
                                          its investment advisor

                                          By: Asgard Investment Corp.,
                                              its general partner

                                              By: [ILLEGIBLE]
                                                  --------------------------
                                                  Name:
                                                  Title:

                                      DOUBLE BLACK DIAMOND OFFSHORE LDC
                                      By: Carlson Capital, L.P.,
                                          its investment advisor

                                          By: Asgard Investment Corp.,
                                              its general partner

                                              By: [ILLEGIBLE]
                                                  --------------------------
                                                  Name:
                                                  Title:

                                      CANPARTNERS INVESTMENTS IV, LLC

                                      By: /s/ Scott A. Imbach
                                          ----------------------------------
                                          Name:  Scott A. Imbach
                                          Title: Authorized Signatory

                                      NEWSTART FACTORS, INC.

                                      By: /s/ John Dianne
                                          -----------------------------------
                                          Name:  John Dianne
                                          Title: Managing Director

                                      SATELLITE ASSET MANAGEMENT, L.P.,
                                      as investment manager on behalf of
                                      its managed funds and accounts

                                      By: /s/ Brian Kriftcher
                                          __________________________________
                                          Name:  Brian Kriftcher
                                          Title: Chief Operating Officer and
                                                 Principal

                                      SATELLITE CREDIT OPPORTUNITIES FUND, LTD.
                                      By: Satellite Asset Management, L.P.,
                                          its investment manager

                                          By: /s/ Brian Kriftcher
                                              _______________________________
                                              Name:  Brian Kriftcher
                                              Title: Chief Operating Officer and
                                                     Principal

                                      SIL LOAN FUNDING LLC

                                      By: /s/ Jason Trala
                                          ___________________________________
                                          Name:  Jason Trala
                                          Title: Attorney in fact

                                   SCHEDULE A

                             ADDRESSES OF PURCHASERS

Canpartners Investments IV, LLC
9665 Wilshire Boulevard, Suite 200
Beverly Hills, California 92012

Black Diamond Offshore, Ltd.
c/o Carlson Capital, L.P.
2100 McKinney Ave., Suite 1600
Dallas, Texas 75201
Attention: Lana Beeter

Double Black Diamond Offshore LDC
c/o Carlson Capital, L.P.
2100 McKinney Ave., Suite 1600
Dallas, Texas 75201
Attention: Lana Beeter

Newstart Factors, Inc.
2 Stamford Plaza, Suite 1501
Stamford, Connecticut 06901
Attention: John Dionne, Managing Director

Satellite Asset Management, L.P.
623 Fifth Ave., 20th Floor
New York, New York 10022
Attention: Brian Kriftcher, Chief Operating Officer

Satellite Credit Opportunities Fund, Ltd.
623 Fifth Ave., 20th Floor
New York, New York 10022
Attention: Brian Kriftcher, Chief Operating Officer

SIL Loan Funding LLC
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Ed Mule, Managing Director